Exhibit 10.18

For grants to Harbor Point legacy employees under the 2006 Plan

Harbor Point Limited
Chesney House
96 Pitts Bay Road
Pembroke HM 08, Bermuda
T 441 292 5330
F 441 296 1827 www.harborpoint.com

Restricted Stock Award Letter

Company Information:	Name Information:

Harbor Point Limited	[ ]
Chesney House
96 Pitts Bay Road
Pembroke HM 08
Bermuda
Phone: 441-292-5330
Fax: 441-296-1827

Effective as of the date of grant, subject to the restrictions described below, you have been awarded an option to purchase common shares of Harbor Point Limited as set forth below:

Grant Type:	Date of Grant:
Restricted Stock #:	Date of Expiration:
Number Granted:	FMV Per Share:
Vesting Type:	Exercise Price:
Vesting Start Date:	Total Grant FMV:

Vesting Schedule:

Date Vested	Shares Vested

Total:

Your award is made pursuant to and subject to the terms of the Harbor Point Limited 2006 Equity Incentive Plan, the terms of which are hereby incorporated by reference, and the award is subject to all terms and conditions contained therein.

Name:	Company: Harbor Point Limited

Date:	Date:

Additional terms for grants to Harbor Point legacy

employees from 6/4/2008 though 3/2/2010

Additional Terms Relating to

Restricted Stock Award

The Restricted Period shall lapse on an accelerated basis with respect to all or a portion of your shares of Restricted Stock under the following circumstances:

(a) Except as provided below, if you are employed by the Company or a Subsidiary at the date of a Change in Control, the Restricted Period applicable to all shares of Restricted Stock shall lapse on such date. However, if the Board determines that a transaction (whether or not constituting a Change in Control) constitutes a “merger of equals” or an “acquisition of the Company”, then the Restricted Period shall not lapse upon consummation of such transaction, but shall lapse in accordance with the provisions of (i) or (ii) below, as applicable:

(i)	if the Board determines that the transaction constitutes a “merger of equals,” then the Restricted Period shall lapse on the earliest of the following dates, so long as you remain employed by the Company or a Subsidiary on the applicable date: (1) the Date Vested as shown on the Restricted Stock Award Letter (the “Vesting Date”); (2) the second anniversary of the consummation of such transaction; or (3) the date of termination of your employment by the Company without Cause or by you for Good Reason, in either case during the two-year period following consummation of such transaction;

(ii)	if the Board determines that the transaction constitutes an “acquisition of the Company”, then the Restricted Period shall lapse on the earliest of the following dates, so long as you remain employed by the Company or a Subsidiary on the applicable date: (1) the Vesting Date; (2) the first anniversary of the consummation of the transaction; or (3) upon termination of your employment by the Company without Cause or by you for Good Reason, in each case during the one-year period following consummation of such transaction.

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(b) In the event of a Public Offering, the Restricted Period applicable to all shares of Restricted Stock shall lapse on the earlier of the Vesting Date or the second anniversary of such Public Offering, in either case so long as you remain employed by the Company or a Subsidiary on the applicable date. If, prior to the Vesting Date and within two years following the date of a Public Offering, your employment is terminated by the Company without Cause or you terminate your employment for Good Reason, the Restricted Period shall lapse with respect to the following number of shares of Restricted Stock: the product (rounded to the nearest whole number) of (1) the number of shares of Restricted Stock and (2) a fraction the numerator of which is the number of full months elapsed from the date of grant to the date of such termination and the denominator of which is sixty (the number of shares so determined being referred to as the “Pro Rata Vested Shares”).

(c) If, prior to the Vesting Date and under circumstances not described in paragraph (a) or (b) above, your employment is terminated by the Company without Cause or you terminate your employment for Good Reason, the Restricted Period shall lapse with respect to a number of shares of Restricted Stock equal to the Pro Rata Vested Shares.

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Additional terms for grants to Harbor Point legacy

employees on March 3, 2010

Additional Terms Relating to

Restricted Stock Award

1. Upon termination of your employment or service with the Company and its Affiliates due to Retirement, the Restriction Period applicable to all of your Restricted Stock shall not lapse and but will lapse according to the schedule set forth in this Restricted Stock Award Letter as though you were still employed; provided, that, during the period following Retirement and prior to the lapse of the applicable Restriction Period, you do not enter into any employment, consulting, service or similar arrangements or accept any directorship, in each case with any entity in the insurance or reinsurance industry, that has not been pre-approved by the Committee in its sole discretion. In the event that you do enter into any such employment, consulting, service or similar arrangement, or accept any such directorship, without obtaining such approval, all of your Restricted Stock for which the Restriction Period has not lapsed shall be immediately forfeited.

2. The Restriction Period shall lapse on an accelerated basis with respect to all or a portion of your shares of Restricted Stock under the following circumstances:

(a) Except as provided below, if you are employed by the Company or an Affiliate at the date of a Change in Control, the Restriction Period applicable to all shares of Restricted Stock shall lapse on such date. However, if the Board determines that a transaction (whether or not constituting a Change in Control) constitutes a “merger of equals” or an “acquisition of the Company”, then the Restricted Period shall not lapse upon consummation of such transaction, but shall lapse in accordance with the provisions of (i) or (ii) below, as applicable:

(i)	if the Board determines that the transaction constitutes a “merger of equals,” then the Restriction Period shall lapse on the earliest of the following dates, so long as you remain employed by the Company or an Affiliate on the applicable date: (1) the Date Vested as shown on the Restricted Stock Award Letter (the “Vesting Date”); (2) the second anniversary of the consummation of such transaction; or (3) the date of termination of your employment by the Company without Cause or by you for Good Reason, in either case during the two-year period following consummation of such transaction;

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(ii)	if the Board determines that the transaction constitutes an “acquisition of the Company”, then the Restriction Period shall lapse on the earliest of the following dates, so long as you remain employed by the Company or an Affiliate on the applicable date: (1) the Vesting Date; (2) the first anniversary of the consummation of the transaction; or (3) upon termination of your employment by the Company without Cause or by you for Good Reason, in each case during the one-year period following consummation of such transaction.

(b) If, prior to the Vesting Date and under circumstances not described in paragraph (a) above, your employment is terminated by the Company without Cause or you terminate your employment for Good Reason, the Restriction Period shall lapse with respect to the following number of shares of Restricted Stock: the product (rounded to the nearest whole number) of (1) the number of shares of Restricted Stock and (2) a fraction the numerator of which is the number of full months elapsed from the date of grant to the date of such termination and the denominator of which is sixty.

(c) The Board has determined that the amalgamation of Harbor Point Limited with a wholly-owned subsidiary of Max Capital Group Ltd. pursuant to an Agreement and Plan of Amalgamation, dated as of March 3, 2010, will not constitute a “merger of equals” for purposes of this Restricted Stock Award Letter and the Restricted Stock issued hereunder and the Restricted Period shall not accelerate as set forth in paragraph (a) above.

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Amendment, effective May 10, 2010, to grants made

to certain Harbor Point legacy employees

prior to March 3, 2010

Amendment to

Restricted Stock Awards

THIS AMENDMENT (this “Amendment”) to the Restricted Stock Awards listed herein is made effective as of May 10, 2010. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Harbor Point Limited Amended and Restated 2006 Equity Incentive Plan, as amended and restated effective March 3, 2010 (the “2006 Plan”).

WHEREAS, Harbor Point Limited (the “Company”) has adopted the 2006 Plan and has granted to [Name] (the “Participant”) Award(s) of Restricted Stock on the dates, in the amounts and such vesting terms as set forth in Section 1 below (the “Restricted Stock Awards”);

WHEREAS, pursuant to the restatement of the 2006 Plan effective March 3, 2010, among other things, the definition of the term “Retirement” was modified to mean, generally, the termination by a Participant without Good Reason after the date on which the Participant attains at least age 55 and has been employed by the Company and its Affiliates for at least five years;

NOW, THEREFORE, the Restricted Stock Awards are amended as follows:

1. This Amendment applies to the unvested portion of each of the Restricted Stock Awards previously granted to the Participant and listed below (the “Outstanding Restricted Stock”):

Date of Grant	Number of Shares Subject to Original Award	Original Vesting Schedule	Number of Shares Unvested as of May 10, 2010 (Outstanding Restricted Stock)

2. The following is added as a new term with respect to the Outstanding Restricted Stock:

Upon termination of your employment or service with the Company and its Affiliates due to Retirement, the Restricted Stock shall continue to vest according to the schedule set forth in the applicable Restricted Stock Award Letter as though you were still employed; provided, that, during the period following Retirement and prior to the lapse of the applicable Restriction Period, you do not enter into any employment, consulting, service or similar arrangements or accept any directorship, in each case with any entity in the insurance or reinsurance industry, that has not been pre-approved by the Committee in its sole discretion. In the event that you do enter into any such employment, consulting, service or similar arrangement, or accept any such directorship, without obtaining such approval, all unvested Restricted Stock shall be immediately forfeited.

3. Except as modified hereby, the Restricted Stock Award shall remain in full force and effect.

[signature page follows]

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IN WITNESS WHEREOF, the Company has duly executed this Amendment by its authorized representative, and the Participant has hereunto set his hand.

HARBOR POINT LIMITED

By:

Name:
Title:

ACCEPTED AND AGREED:

[NAME]

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